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                                                                    EXHIBIT 99.2

For Immediate Release:

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Contact:  Media:                   Investors:
         Maryanne Kane             Jack Blackstock
         (212) 424-1300            (212) 424-1344
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                    TYCO CAPITAL MOVES TO ENHANCE LIQUIDITY

    LIVINGSTON, NJ, FEBRUARY 5, 2002--Tyco Capital, the financial services subsidiary of Tyco International Ltd. (NYSE: TYC, LSE: TYI, BSX: TYC), today announced that it opted to draw down on its $8.5 billion unsecured bank credit facilities and is using the proceeds to repurchase the company's outstanding commercial paper at its scheduled maturities. This action is consistent with the initiatives discussed during the company's investor conference call held on February 4, 2002.

    "We are drawing down all our unsecured bank facilities at this time to maximize the company's flexibility and liquidity." said Albert R. Gamper, Jr., President and CEO of Tyco Capital. "For over 55 years, the company has been an active issuer in the commercial paper market. It is our intent, as an independent finance company, to return to the commercial paper market with a dealer based program, committed to maintaining ratings of the highest level for our commercial paper."

ABOUT TYCO CAPITAL

    Tyco Capital is a leading, global source of financing and leasing capital and advisor for companies in more than 30 industries. Managing $50 billion in assets across a diversified portfolio, Tyco Capital empowers many of today's industry leaders and emerging businesses offering vendor, equipment, factoring, consumer, and structured financing capabilities. Tyco Capital operates in the United States and Canada with strategic locations in Europe, Latin and South America, and the Pacific Rim.

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THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES. ACTUAL RESULTS MAY VARY MATERIALLY FROM THE EXPECTATIONS CONTAINED IN THE FORWARD-LOOKING STATEMENTS. ALL STATEMENTS CONTAINED IN THIS RELEASE THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD-LOOKING, AND THE WORDS "ANTICIPATE," "BELIEVE," "EXPECT," "ESTIMATE," "PLAN," AND SIMILAR EXPRESSIONS ARE GENERALLY INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING
STATEMENTS: ECONOMIC, BUSINESS, COMPETITIVE AND REGULATORY FACTORS AFFECTING TYCO'S AND TYCO CAPITAL'S BUSINESSES AND THE EXECUTION OF ITS PLAN; AND OTHER FACTORS DESCRIBED IN TYCO'S AND TYCO CAPITAL'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2001.